EXHIBIT 23.1

                          Consent of Ernst & Young LLP,
                              Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of HEALTHSOUTH Corporation of our report dated February 25, 1998, except for Note 14, as to which the date is March 20, 1998, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Birmingham, Alabama
March 26, 1998

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